Avis Budget Group Reports Second Quarter Results

PARSIPPANY, N.J., August 5, 2024 - Avis Budget Group, Inc. (NASDAQ: CAR) announced financial results for second quarter 2024 today.

We ended the quarter with revenues of more than $3.0 billion, driven by sequential monthly improvement in revenue per day. Net income was $15 million and our Adjusted EBITDA1 was $214 million.

“As the second quarter progressed, demand elevated with pricing and vehicle utilization sequentially improving. June pricing finished down slightly and vehicle utilization up a point in the Americas compared to June 2023,” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “Our actions to get our fleet size in-line with demand enabled us to start the third quarter with strong pricing around the Fourth of July holiday, setting us up well to take advantage of the summer peak.”

Q2 HIGHLIGHTS

•Revenues of more than $3.0 billion with rental days up 2% compared to second quarter 2023, and revenue per day sequentially improved throughout the quarter.
•Adjusted EBITDA in the Americas was $186 million, with rental days up 1% compared to the second quarter 2023, and revenue per day improving month to month with June revenue per day finishing down 2% compared to June 2023.
•Adjusted EBITDA in International was $48 million, driven by improved vehicle utilization while rental days increased by 5% compared to second quarter 2023.
•Vehicle utilization was 70.2% in the quarter, with June improving by approximately one point compared to June 2023.

Our liquidity position, including committed and uncommitted facilities, at the end of the quarter was $822 million, with an additional $2.9 billion of fleet funding capacity. We have well-laddered corporate debt and have no meaningful maturities until 2027.

INVESTOR CONFERENCE CALL

We will host a conference call to discuss our second quarter results on August 6, 2024, at 8:30 a.m. (ET). Investors may access the call on our investor relations website at ir.avisbudgetgroup.com or by dialing (877) 407-2991. A replay of the call will be available on our website and at (877) 660-6853 using conference code 13743682.

_________________________
[1]Adjusted EBITDA and certain other measures in this release are non-GAAP financial measures. See "Non-GAAP Financial Measures and Key Metrics" and the tables that accompany this release for the definitions and reconciliations of these non-GAAP measures to the most comparable GAAP measures.

ABOUT AVIS BUDGET GROUP

We are a leading global provider of mobility solutions, both through our Avis and Budget brands, which have approximately 10,250 rental locations in approximately 180 countries around the world, and through our Zipcar brand, which is the world's leading car sharing network. We operate most of our car rental locations in North America, Europe and Australasia directly, and operate primarily through licensees in other parts of the world. We are headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

NON-GAAP FINANCIAL MEASURES AND KEY METRICS

This release includes financial measures such as Adjusted EBITDA and Adjusted Free Cash Flow, as well as other financial measures, that are not considered generally accepted accounting principle (“GAAP”) measures as defined under SEC rules. Important information regarding such non-GAAP measures is contained in the tables within this release and in Appendix I, including the definitions of these measures and reconciliations to the most comparable GAAP measures.

We measure performance principally using the following key metrics: (i) rental days, (ii) revenue per day, (iii) vehicle utilization, and (iv) per-unit fleet costs. Our rental days, revenue per day and vehicle utilization metrics are all calculated based on the actual rental of the vehicle during a 24-hour period. We believe that this methodology provides management with the most relevant metrics in order to effectively manage the performance of our business. Our calculations may not be comparable to the calculations of similarly-titled metrics by other companies. We present currency exchange rate effects on our key metrics to provide a method of assessing how our business performed excluding the effects of foreign currency rate fluctuations. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements may be identified by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “anticipates,” “will,” “should,” “could,” “may,” “would,” “intends,” “projects,” “estimates,” “plans,” “forecasts,” “guidance,” and similar words, expressions or phrases. The following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. These factors include, but are not limited to:

•the high level of competition in the mobility industry, including from new companies or technology, and the impact such competition may have on pricing and rental volume;

•a change in our fleet costs, including as a result of a change in the cost of new vehicles, resulting from inflation or otherwise, manufacturer recalls, disruption in the supply of new vehicles, including due to labor actions or otherwise, shortages in semiconductors used in new vehicle production, and/or a change in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

•the results of operations or financial condition of the manufacturers of our vehicles, which could impact their ability to perform their payment obligations under our agreements with them, including repurchase and/or guaranteed depreciation arrangements, and/or their willingness or ability to make vehicles available to us or the mobility industry as a whole on commercially reasonable terms or at all;

•levels of and volatility in travel demand, including future volatility in airline passenger traffic;

•a deterioration in economic conditions, resulting in a recession or otherwise, particularly during our peak season or in key market segments;

•an occurrence or threat of terrorism, pandemic diseases such as COVID-19, natural disasters, military conflicts, including the ongoing military conflicts in the Middle East and Eastern Europe, or civil unrest in the locations in which we operate, and the potential effects of sanctions on the world economy and markets and/or international trade;

•any substantial changes in the cost or supply of fuel, vehicle parts, energy, labor or other resources on which we depend to operate our business, including as a result of a global pandemic such as COVID-19, inflation, the ongoing military conflicts in the Middle East and Eastern Europe, and any embargoes on oil sales imposed on or by the Russian government;

•our ability to successfully implement or achieve our business plans and strategies, achieve and maintain cost savings and adapt our business to changes in mobility;

•political, economic or commercial instability in the countries in which we operate, and our ability to conform to multiple and conflicting laws or regulations in those countries;

•the performance of the used vehicle market from time to time, including our ability to dispose of vehicles in the used vehicle market on attractive terms;

•our dependence on third-party distribution channels, third-party suppliers of other services and co-marketing arrangements with third parties;

•risks related to completed or future acquisitions or investments that we may pursue, including the incurrence of incremental indebtedness to help fund such transactions and our ability to promptly and effectively integrate any acquired businesses or capitalize on joint ventures, partnerships and other investments;

•our ability to utilize derivative instruments, and the impact of derivative instruments we utilize, which can be affected by fluctuations in interest rates, fuel prices and exchange rates, changes in government regulations and other factors;

•our exposure to uninsured or unpaid claims in excess of historical levels and our ability to obtain insurance at desired levels and the cost of that insurance;

•risks associated with litigation or governmental or regulatory inquiries, or any failure or inability to comply with laws, regulations or contractual obligations or any changes in laws, regulations or contractual obligations, including with respect to personally identifiable information and consumer privacy, labor and employment, and tax;

•risks related to protecting the integrity of, and preventing unauthorized access to, our information technology systems or those of our third-party vendors, licensees, dealers, independent operators and independent contractors, and protecting the confidential information of our employees and customers against security breaches, including physical or cybersecurity breaches, attacks, or other disruptions, compliance with privacy and data protection regulation, and the effects of any potential increase in cyberattacks on the world economy and markets and/or international trade;

•any impact on us from the actions of our third-party vendors, licensees, dealers, independent operators and independent contractors and/or disputes that may arise out of our agreements with such parties;

•any major disruptions in our communication networks or information systems;

•risks related to tax obligations and the effect of future changes in tax laws and accounting standards;

•risks related to our indebtedness, including our substantial outstanding debt obligations, recent and future interest rate increases, which increase our financing costs, downgrades by rating agencies and our ability to incur substantially more debt;

•our ability to obtain financing for our global operations, including the funding of our vehicle fleet through the issuance of asset-backed securities and use of the global lending markets;

•our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, or to obtain a waiver or amendment of such covenants should we be unable to meet such covenants;

•significant changes in the assumptions and estimates that are used in our impairment testing for goodwill or intangible assets, which could result in a significant impairment of our goodwill or intangible assets; and

•other business, economic, competitive, governmental, regulatory, political or technological factors affecting our operations, pricing or services.

We operate in a continuously changing business environment and new risk factors emerge from time to time. New risk factors, factors beyond our control, or changes in the impact of identified risk factors may cause actual results to differ materially from those set forth in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility if future results are materially different from those forecasted or anticipated. Other factors and assumptions not identified above, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” set forth in Part II, Item 7, in "Risk Factors," set forth in Part I, Item 1A, and in other portions of our 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2024 (the “2023 Form 10-K”), as well as in similarly titled sections set forth in Part I, Item 2 and Part II, Item 1A of our subsequently filed quarterly reports, may cause actual results to differ materially from those projected in any forward-looking statements.

Although we believe that our assumptions are reasonable, any or all of our forward-looking statements may prove to be inaccurate and we can make no guarantees about our future performance. Should unknown risks or uncertainties materialize or underlying assumptions prove inaccurate, actual results could differ materially from past results and/or those anticipated, estimated or projected. We undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional information concerning forward-looking statements and other important factors, refer to our 2023 Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

Investor Relations Contact:	Media Relations Contact:
David Calabria, IR@avisbudget.com	James Tomlinson, ABGPress@edelman.com

*** Tables 1 - 6 and Appendix I attached ***

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Income Statement and Other Items
Revenues	$3,048	$3,123	(2)%	$5,599	$5,680	(1)%
Income (loss) before income taxes	27	598	(95)%	(115)	995	(112)%
Net income (loss)	15	436	(97)%	(98)	748	(113)%
Earnings (loss) per share - diluted	0.41	11.01	(96)%	(2.80)	18.93	(115)%

Adjusted EBITDA(a)	214	737	(71)%	226	1,272	(82)%

				As of
				June 30, 2024	December 31, 2023
Balance Sheet Items
Cash and Cash Equivalents				$511	$555
Program cash and restricted cash				72	89
Vehicles, net				22,474	21,240
Debt under vehicle programs				19,534	18,937
Corporate debt				5,261	4,823
Stockholders' equity attributable to Avis Budget Group, Inc.				(490)	(349)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Segment Results

Revenues
Americas	$2,361	$2,428	(3)%	$4,354	$4,444	(2)%
International	687	695	(1)%	1,245	1,236	1%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$3,048	$3,123	(2)%	$5,599	$5,680	(1)%

Adjusted EBITDA(a)
Americas	$186	$631	(71)%	$230	$1,147	(80)%
International	48	126	(62)%	33	176	(81)%
Corporate and Other	(20)	(20)	—%	(37)	(51)	27%
Total Company	$214	$737	(71)%	$226	$1,272	(82)%

_______
n/m	Not meaningful.
(a)	Refer to Table 5 for the reconciliation of net income to Adjusted EBITDA and Appendix I for the related definition of the non-GAAP financial measure.

Table 2
Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$3,048	$3,123	$5,599	$5,680

Expenses
Operating	1,532	1,475	2,876	2,782
Vehicle depreciation and lease charges, net	733	375	1,369	640
Selling, general and administrative	348	378	673	702
Vehicle interest, net	244	172	483	305
Non-vehicle related depreciation and amortization	58	52	119	108
Interest expense related to corporate debt, net:
Interest expense	88	68	171	141
Early extinguishment of debt	1	—	1	—
Restructuring and other related charges	14	1	17	5
Transaction-related costs, net	1	—	2	—
Other (income) expense, net	2	4	3	2
Total expenses	3,021	2,525	5,714	4,685

Income (loss) before income taxes	27	598	(115)	995
Provision for (benefit from) income taxes	12	162	(17)	247
Net income (loss)	15	436	(98)	748
Less: net income attributable to non-controlling interests	1	1	2	1
Net income (loss) attributable to Avis Budget Group, Inc.	$14	$435	$(100)	$747

Earnings (loss) per share
Basic	$0.41	$11.13	$(2.80)	$19.16
Diluted	$0.41	$11.01	$(2.80)	$18.93

Weighted average shares outstanding
Basic	35.6	39.1	35.6	39.0
Diluted	35.7	39.5	35.6	39.5

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Americas

Rental Days (000’s)	32,940	32,708	1%	62,632	60,982	3%
Revenue per Day	$71.67	$74.23	(3)%	$69.51	$72.87	(5)%
Revenue per Day, excluding exchange rate effects	$71.74	$74.23	(3)%	$69.55	$72.87	(5)%
Average Rental Fleet	515,852	506,232	2%	506,583	479,383	6%
Vehicle Utilization	70.2%	71.0%	(0.8) pps	67.9%	70.3%	(2.4) pps
Per-Unit Fleet Costs per Month	$361	$168	115%	$344	$149	131%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$362	$168	115%	$344	$149	131%

International

Rental Days (000’s)	12,094	11,504	5%	22,454	21,466	5%
Revenue per Day	$56.85	$60.47	(6)%	$55.47	$57.60	(4)%
Revenue per Day, excluding exchange rate effects	$57.47	$60.47	(5)%	$55.82	$57.60	(3)%
Average Rental Fleet	189,293	183,251	3%	179,682	175,774	2%
Vehicle Utilization	70.2%	69.0%	1.2 pps	68.7%	67.5%	1.2 pps
Per-Unit Fleet Costs per Month	$305	$219	39%	$299	$200	50%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$308	$219	41%	$299	$200	50%

Total

Rental Days (000’s)	45,034	44,212	2%	85,086	82,448	3%
Revenue per Day	$67.69	$70.65	(4)%	$65.81	$68.90	(4)%
Revenue per Day, excluding exchange rate effects	$67.91	$70.65	(4)%	$65.93	$68.90	(4)%
Average Rental Fleet	705,145	689,483	2%	686,265	655,157	5%
Vehicle Utilization	70.2%	70.5%	(0.3) pps	68.1%	69.5%	(1.4) pps
Per-Unit Fleet Costs per Month	$346	$182	90%	$332	$163	104%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$347	$182	91%	$333	$163	104%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.

Table 4
Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOW AND ADJUSTED FREE CASH FLOW (Unaudited)
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOW	Six Months Ended June 30, 2024
Operating Activities
Net cash provided by operating activities	$1,473
Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(99)
Net cash used in investing activities of vehicle programs	(2,456)
Net cash used in investing activities	(2,555)
Financing Activities
Net cash provided by financing activities exclusive of vehicle programs	447
Net cash provided by financing activities of vehicle programs	589
Net cash provided by financing activities	1,036
Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(15)
Net change in cash and cash equivalents, program and restricted cash	(61)
Cash and cash equivalents, program and restricted cash, beginning of period	644
Cash and cash equivalents, program and restricted cash, end of period	$583

ADJUSTED FREE CASH FLOW (a)
Adjusted EBITDA (b)	$226
Interest expense related to corporate debt, net (excluding early extinguishment of debt)	(171)
Working capital and other	88
Capital expenditures (c)	(108)
Tax payments, net of refunds	(23)
Vehicle programs and related (d)	(480)
Adjusted Free Cash Flow (b)	$(468)
Acquisition and related payments, net of acquired cash	(1)
Borrowings, net of debt repayments	479
Repurchases of common stock	(16)
Change in program and restricted cash	(15)
Other receipts (payments), net	(10)
Foreign exchange effects, financing costs and other	(30)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(61)

_______
Refer to Appendix I for the definitions of non-GAAP financial measures Adjusted EBITDA and Adjusted Free Cash Flow.
(a)	This presentation demonstrates the relationship between Adjusted EBITDA and Adjusted Free Cash Flow. We believe it is useful to understand this relationship because it demonstrates how cash generated by our operations is used. This presentation is not intended to be reconciliations of these non-GAAP measures, which are provided on Table 5.
(b)	Refer to Table 5 for the reconciliations of net income (loss) to Adjusted EBITDA and net cash provided by operating activities to Adjusted Free Cash Flow.
(c)	Includes $10 million of cloud computing implementation costs.
(d)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund vehicle and vehicle-related assets.

Table 5
Avis Budget Group, Inc.
RECONCILIATION OF NON-GAAP MEASURES (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of Net income (loss) to Adjusted EBITDA:

Net income (loss)	$15	$436	$(98)	$748
Provision for (benefit from) income taxes	12	162	(17)	247
Income (loss) before income taxes	27	598	(115)	995
Non-vehicle related depreciation and amortization	58	52	119	108
Interest expense related to corporate debt, net:
Interest expense	88	68	171	141
Early extinguishment of debt	1	—	1	—
Restructuring and other related charges	14	1	17	5
Transaction-related costs, net	1	—	2	—
Other (income) expense, net	2	4	3	2
Reported within operating expenses:
Cloud computing costs	11	9	21	16
Legal matters, net	12	5	7	5
Adjusted EBITDA	$214	$737	$226	$1,272

Reconciliation of Net cash provided by operating activities to Adjusted Free Cash Flow:

Net cash provided by operating activities	$1,473
Net cash used in investing activities of vehicle programs	(2,456)
Net cash provided by financing activities of vehicle programs	589
Capital expenditures	(98)
Proceeds received on sale of assets and nonmarketable equity securities	1
Acquisition and disposition-related payments	(2)
Change in program and restricted cash	15
Other receipts (payments), net	10
Adjusted Free Cash Flow	$(468)

_______
Refer to Appendix I for the definitions of Adjusted EBITDA and Adjusted Free Cash Flow, non-GAAP financial measures. Adjusted EBITDA includes stock-based compensation expense and vehicle related deferred financing fee amortization in the aggregate totaling $16 million and $14 million in the three months ended June 30, 2024 and 2023, respectively, and $31 million and $29 million in the six months ended June 30, 2024 and 2023, respectively.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS (Unaudited)
($ in millions, except as noted)

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,361	$687	$3,048	$2,428	$695	$3,123
Currency exchange rate effects	2	8	10	—	—	—
Revenue excluding exchange rate effects	$2,363	$695	$3,058	$2,428	$695	$3,123
Rental days (000's)	32,940	12,094	45,034	32,708	11,504	44,212
RPD excluding exchange rate effects (in $'s)	$71.74	$57.47	$67.91	$74.23	$60.47	$70.65

Vehicle Utilization
Rental days (000's)	32,940	12,094	45,034	32,708	11,504	44,212
Average rental fleet	515,852	189,293	705,145	506,232	183,251	689,483
Number of days in period	91	91	91	91	91	91
Available rental days (000's)	46,943	17,226	64,169	46,067	16,676	62,743
Vehicle utilization	70.2%	70.2%	70.2%	71.0%	69.0%	70.5%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$559	$174	$733	$255	$120	$375
Currency exchange rate effects	1	1	2	—	—	—
Vehicle depreciation excluding exchange rate effects	$560	$175	$735	$255	$120	$375
Average rental fleet	515,852	189,293	705,145	506,232	183,251	689,483
Per-unit fleet costs (in $'s)	$1,085	$924	$1,042	$504	$657	$545
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$362	$308	$347	$168	$219	$182

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$4,354	$1,245	$5,599	$4,444	$1,236	$5,680
Currency exchange rate effects	2	8	10	—	—	—
Revenue excluding exchange rate effects	$4,356	$1,253	$5,609	$4,444	$1,236	$5,680
Rental days (000's)	62,632	22,454	85,086	60,982	21,466	82,448
RPD excluding exchange rate effects (in $'s)	$69.55	$55.82	$65.93	$72.87	$57.60	$68.90

Vehicle Utilization
Rental days (000's)	62,632	22,454	85,086	60,982	21,466	82,448
Average rental fleet	506,583	179,682	686,265	479,383	175,774	655,157
Number of days in period	182	182	182	181	181	181
Available rental days (000's)	92,198	32,702	124,900	86,768	31,815	118,583
Vehicle utilization	67.9%	68.7%	68.1%	70.3%	67.5%	69.5%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$1,046	$323	$1,369	$429	$211	$640
Currency exchange rate effects	1	—	1	—	—	—
Vehicle depreciation excluding exchange rate effects	$1,047	$323	$1,370	$429	$211	$640
Average rental fleet	506,583	179,682	686,265	479,383	175,774	655,157
Per-unit fleet costs (in $'s)	$2,066	$1,796	$1,995	$895	$1,199	$977
Number of months in period	6	6	6	6	6	6
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$344	$299	$333	$149	$200	$163

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which is a non-GAAP measure most directly comparable to net income (loss). Adjusted EBITDA is defined as income (loss) from continuing operations before non-vehicle related depreciation and amortization; any impairment charges; restructuring and other related charges; early extinguishment of debt costs; non-vehicle related interest; transaction-related costs, net; legal matters, which includes amounts recorded in excess of $5 million related to class action lawsuits and personal injury matters; non-operational charges related to shareholder activist activity, which includes third-party advisory, legal and other professional fees; COVID-19 charges, net; cloud computing costs; other (income) expense, net; and income taxes.

We believe Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the performance of our operating businesses and in comparing our results from period to period. We also believe that Adjusted EBITDA is useful to investors because it allows them to assess our results of operations and financial condition on the same basis that management uses internally. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with U.S. GAAP. Our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents net cash provided by operating activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, charges for legal matters, net, which includes amounts recorded in excess of $5 million related to class action lawsuits and personal injury matters, COVID-19 charges, other (income) expense, and non-operational charges related to shareholder activist activity. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow from net cash provided by operating activities recognized under GAAP is provided on Table 5.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.